UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


                           CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



                         February 17, 1995
- -----------------------------------------------------------------
          Date of Report (Date of earliest event reported)



                    Harnischfeger Industries, Inc.
- -----------------------------------------------------------------
      (Exact name of registrant as specified in its charter)



   Delaware                   1-9299             39-1566457
- -----------------------------------------------------------------
 (State or other           (Commission         IRS Employer
 jurisdiction of           File Number)        Identification No.
 incorporation)



            13400 Bishops Lane, Brookfield, Wisconsin 53005
- -----------------------------------------------------------------
                (Address of principal executive offices)


                          (414) 671-4400
- -----------------------------------------------------------------
        (Registrant's telephone number, including area code)



- -----------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 5.  Other Events

     Harnischfeger Industries, Inc. completed the sale of Syscon
Corporation to Logicon, Inc.

     Included as Exhibit I to this Current Report on Form 8-K is
Harnischfeger Industries, Inc.'s News Release dated February 17,
1995.

FORM 8-K


                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HARNISCHFEGER INDUSTRIES, INC.
                                             (Registrant)


Date:  February 22, 1995           By
                                     -----------------------------
                                   James C. Benjamin
                                   Vice President, Controller
                                   and Chief Accounting Officer

                                                   EXHIBIT I



Francis M. Corby, Jr.
Executive Vice President for Finance
and Administration
(414)797-6518



             HARNISCHFEGER INDUSTRIES, INC. COMPLETES SALE OF
                            SYSCON CORPORATION


Brookfield, WI -- February 17, 1995 -- Harnischfeger Industries, Inc. (NYSE: HPH) announced today that it completed the sale of Syscon Corporation to Logicon, Inc. (NYSE: LGN) for a cash price of $45 million. The sale reflects the strategic thrust of Harnischfeger to focus on, develop and grow its core businesses.

Syscon Corporation will become a wholly-owned subsidiary of Logicon. Syscon specializes in systems engineering, software development and systems development and integration primarily for the Department of Defense and other government customers. It had annual revenues of approximately $130 million for its fiscal year ended October 31, 1994 and has 1,500 employees.

Logicon is a leader in providing advanced technology systems and services to support national security, civil and industrial needs.

                           *   *   *   *   *   *

Harnischfeger Industries is a holding company for subsidiaries involved in the worldwide manufacture and distribution of: papermaking machinery (Beloit Corporation); surface mining and material handling equipment manufacturing (Harnischfeger Corporation); and underground mining and environmental equipment (Joy Technologies).